EXHIBIT 99.1

For Immediate Release

GULFSTREAM INTERNATIONAL GROUP BEGINS
FINANCIAL RESTRUCTURING UNDER
CHAPTER 11 BANKRUPTCY; FLIGHT OPERATIONS
CONTINUE UNAFFECTED; ANNOUNCES AGREEMENTS
FOR NEW FINANCING

FORT LAUDERDALE, November 4, 2010 – Gulfstream International Group, Inc. (NYSE Amex: GIA) today filed for voluntary financial restructuring under Chapter 11 of the U.S. Bankruptcy Code in order to restructure its debt and secure long-term financing.  Gulfstream International Airlines flights and passengers are unaffected by the filing in U.S. Bankruptcy Court for the Southern District of Florida.

 “We are operating our full schedule of flights and honoring all tickets and reservations,” said David Hackett, Gulfstream President and CEO.  “Our passengers and employees are not impacted by this legal filing.”

Gulfstream said it had arranged up to $5.0 million in debtor-in-possession (DIP) financing from Victory Park Capital Advisors (Victory Park), an alternative asset management firm with headquarters in Chicago, subject to court approval.

“This represents the first step in securing the right long-term financing, which would allow us to acquire our fleet of aircraft, improve our cost structure and position us for future growth,” Hackett said.

“This restructuring with the new capital investment by Victory Park means that Gulfstream will be much stronger than today.”

Gulfstream asked the bankruptcy court to allow it to pay all of its approximately 600 employees any pre-petition wages and continue all wage and benefit programs.  The company does not anticipate any layoffs directly related to the filing.

Gulfstream operates 23 Beechcraft 1900D, 19-passenger aircraft with more than 150 daily flights to 18 destinations in Florida and the Bahamas and 6 destinations from Cleveland, Ohio, under the Department of Transportation’s Essential Air Service Program.

“While we have seen strong year-over-year improvements, the impact of our borrowing in the last several years to cope with consistently high fuel costs and the economic impact of declining traffic made it too difficult for the company to continue to meet its debt repayment needs,” Hackett said.  “Essentially, the company needed additional financing and investment in order to continue to meet debt requirements and fund current operations.  Gulfstream received strong interest from a number of investment sources; however all of them noted the need to restructure the balance sheet through Chapter 11 prior to making those investments.

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“We are committed to maintaining business as usual, including the highest standards of safety and operational reliability,” Hackett said.  “Gulfstream’s employees are the best in the business and give their all every day.  Our intent is to use the restructuring process to strengthen our company to ensure a great future for our employees.”

Special Note Regarding Forward-Looking Statements

In addition to historical information, this release contains forward-looking statements. Gulfstream may, from time-to-time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things: its business strategy; its efficiency; its value proposition; the market opportunity for its services, including expected demand for its services; and any other plans, objectives, expectations and intentions contained in this release that are not historical facts.

These statements, in addition to statements made in conjunction with the words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions, are forward-looking statements. These statements relate to future events or future financial performance and only reflect management's expectations and estimates. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Gulfstream as of such date. The following is a list of factors, among others, that could cause actual results to differ materially from the forward-looking statements: changes to external competitive, business, budgeting, fuel cost or supply, weather or economic conditions; changes in its relationships with employees or code share partners; availability and cost of funds for financing new aircraft and the ability to profitably manage its existing fleet; adverse reaction and publicity that might result from any accidents; the impact of current or future laws and government investigations and regulations affecting the airline industry and its operations; additional terrorist attacks; and consumer unwillingness to incur greater costs for flights.

Gulfstream assumes no obligation to update any forward-looking statement. Risk factors, cautionary statements and other conditions which could cause actual results to differ from management's current expectations are contained in Gulfstream's filings with the Securities and Exchange Commission, including Part I, Item 1A, "Risk Factors," of its Annual Report on Form 10-K for the Year Ended December 31, 2009 and subsequent Form 10-Q filings.

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CONTACT FOR NEWS MEDIA ONLY:
Bruce Hicks
The Alliant Group/Houston
281-313-2200